For immediate release For more information, contact:

Investor Relations
(972) 699-4055
Email: investor@xanser.com

XANSER CORPORATION ANNOUNCES 2005 RESULTS

DALLAS, TEXAS (March 28, 2006) – Xanser Corporation (NYSE: XNR) today reported results for the year ended December 31, 2005. Revenues for the year were $153.9 million, compared with $145.7 million for 2004. The Company reported a net loss of $(4.3) million for 2005, compared with net income of $2.4 million last year.

“This loss was substantially incurred in the first half of the year as a direct result of issues in Xtria. We reduced the losses in Xtria substantially in the third quarter and again in the fourth. Furmanite, our industrial services business, showed improvement every quarter over the previous year. Xanser’s small loss in the fourth quarter reflects the traditional seasonality that Furmanite experiences in the fourth quarter as well as in the first quarter,” said John R. Barnes, chairman and CEO of Xanser Corporation.

“We are very pleased with Furmanite’s acquisition of Flowserve’s General Services Group, which was announced early this year. It is a major step forward for Furmanite, for it broadens our footprint in North America and Europe which enhances our ability to grow this business substantially. Our goal is to have the operations integrated by mid-year, and we are expensing the integration costs, expected to be around $2 million, as we go,” Mr. Barnes said.

BUSINESS SEGMENT REVIEW

Technical Services – Furmanite

For the year ended December 31, 2005, Furmanite’s revenues increased to $131.8 million for 2005, compared with $118.4 million for 2004. Furmanite’s 2005 operating income increased to $10.1 million, compared with $7.9 million for the prior year.

“For 2005, Furmanite increased revenue by 11 percent, and operating income by 28 percent over the prior year,” said Michael L. Rose, president and chief operating officer of Xanser. “The revenue growth associated with our core business allowed us to leverage our economies of scale, driving more dollars to the bottom line.”

Furmanite’s business is the protection and management of its customers’ critical assets, and the company’s technical and technological capabilities help to assure that customers’ critical assets are on line and performing for maximum profit. 2004 marked 75 years of Furmanite serving industry worldwide. Today, Furmanite is recognized as ‘the’ worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite’s single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries — chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite’s broad array of services and proprietary technology, is a critical component to the operation and financial success of some of the world’s largest process manufacturers, energy producers, and suppliers. Furmanite has more than 50 offices on five continents. Its website is www.furmanite.com

Information Technology Services – Xtria

For the year ended December 31, 2005, Xtria’s revenues were $22.1 million for 2005, compared with revenues of $27.3 million for 2004. Xtria’s operating loss for the year was $(7.7) million, compared with operating income of $342,000 for 2004.

“We spent the entire year in 2005 addressing the issues in Xtria, honoring previously made commitments to customers and taking care of their needs, even when doing so meant that we incurred significant additional costs. Now, we have most of those issues behind us, and this year, it is time to look at the long-term potential for this business,” said Mr. Rose.

Xtria is an information technology services provider for the healthcare market and a full service provider to the government markets in focus areas of early childhood education and development. These services are provided through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the enterprise solution as well as for the implementation and management of picture archiving and communications systems. For agencies of the federal, state and local government, Xtria provides program and policy analysis, program implementation and program evaluation services. With established intellectual capital and product knowledge, Xtria’s market-focused operations have many years of experience and a track record of success in the healthcare and government markets. Its website is www.xtria.com.

ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser’s operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria provides a portfolio of innovative technology solutions to the healthcare and government markets.  Combining its deep market expertise with specialized technology, Xtria partners with its clients to set the standard for managing mission critical processes in information-intensive environments.  Xtria has a legacy of enabling organizations to power their businesses, while mitigating the risks associated with change.  Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global customer base includes offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 50 offices on five continents.
For more information, visit www.xanser.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

###

		XANSER CORPORATION
		CONSOLIDATED STATEMENTS OF INCOME
		(In thousands, except per share amounts)
		(Unaudited)
		Three Months			Twelve Months
		Ended December 31,			Ended December 31,
		2005	2004		2005	2004
Revenues:
	Services	$33,859	$37,156		$146,975	$138,697
	Products	981	4,947		6,906	6,990

	Total revenues	34,840	42,103		153,881	145,687

Costs and expenses:
	Operating costs	31,820	34,850		141,310	129,058
	Cost of products sold	1,090	3,637		7,459	4,856
	Depreciation and amortization	785	940		3,514	3,552
	General and administrative	931	985		3,258	3,262
	Other	—	—		(769)	—

	Total costs and
	expenses	34,626	40,412		154,772	140,728

	Operating income (loss)	214	1,691		(891)	4,959
	Interest and other income, net	173	77		660	174
	Interest expense	(248)	(246)		(1,040)	(989)

	Income (loss) before income taxes	139	1,522		(1,271)	4,144
	Income tax expense	(438)	(310)		(2,995)	(1,748)

	Net income (loss)	$(299)	$1,212		$(4,266)	$2,396

	Earnings (loss) per common share — Basic and Diluted	$(0.01)	$0.03		$(0.13)	$0.07

		XANSER CORPORATION
		SUPPLEMENTAL INFORMATION
		(In thousands)
		(Unaudited)
		Three Months			Twelve Months
		Ended December 31,			Ended December 31,

		2005	2004	2005	2004

	Revenues:
	Technical services	$30,910	$31,894		$131,821	$118,415
	Information technology services	3,930	10,209		22,060	27,272

		$34,840	$42,103		$153,881	$145,687

	Operating income (loss):
	Technical services	$2,128	$2,040		$10,114	$7,879
	Information Technology services	(983)	636		(7,747)	342
	General and administrative
	expenses	(931)	(985)		(3,258)	(3,262)

		$214	$1,691		$(891)	$4,959